UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2013

Uranium Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX		75067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 219-3330

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective July 11, 2013, URI, Inc. (“URI”), a subsidiary of Uranium Resources, Inc. (the “Company”), and ITOCHU International Inc. (“ITOCHU”) entered into a Uranium Supply Contract (the “2013 Supply Contract”) that supersedes and replaces the Amended and Restated Uranium Supply Contract, effective March 1, 2006, between URI and ITOCHU’s parent entity, ITOCHU Corporation (the “2006 Supply Contract”).  The 2013 Supply Contract includes a new sales pricing structure, new delivery dates and quantity levels for sales of uranium concentrate by URI to ITOCHU.

Pursuant to the terms and conditions of the 2013 Supply Contract, ITOCHU will purchase one-half of all production from the Company’s Vasquez, Rosita and Kingsville properties, up to an aggregate of three million pounds of uranium concentrate.  Any production outside of those properties is not subject to the 2013 Supply Contract.  Each shipment of uranium concentrate under the 2013 Supply Contract will be in quantities of at least 50,000 pounds or integral multiples of 25,000 pounds in excess thereof.

The purchase price under the 2013 Supply Contract will be based on published market prices at the time of delivery subject to a five percent discount when the market price is $56.50 per pound of U3O8 or less, or seven percent when greater than $56.50 per pound.  Under the 2006 Supply Contract, all production from the Vasquez property was sold at a price equal to the average spot price for the eight weeks prior to the date of delivery less $6.50 per pound, with a floor for the spot price of $37.00 per pound and a ceiling of $46.50 per pound.  Production from the Rosita and Kingsville properties was sold at a price equal to the average spot price for the eight weeks prior to the date of delivery less $7.50 per pound, with a floor for the spot price of $37.00 per pound and a ceiling of $43.00 per pound.  On Rosita and Kingsville production, the price paid was increased by 30% of the difference between the actual spot price and the $43.00 ceiling up to and including $50.00 per pound.  If the spot price was over $50.00 per pound, the price on all production was increased by 50% of such excess.

ITOCHU may cancel any or all deliveries under the 2013 Supply Contract by providing 180 days advance written notice to URI.

The foregoing description of the 2013 Supply Contract does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2013 Supply Contract, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The description of the termination of the 2006 Supply Agreement contained under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 8.01.  Other Events.

On July 12, 2013, the Company issued a press release announcing URI’s entry into the 2013 Supply Contract. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Uranium Supply Contract, effective July 11, 2013, between URI, Inc. and ITOCHU International Inc.
99.1	Press release of the Company, dated July 12, 2013, announcing URI’s entry into the 2013 Supply Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated: July 17, 2013	By:	/s/ Christopher M. Jones
Name: Christopher M. Jones
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Uranium Supply Contract, effective July 11, 2013, between URI, Inc. and ITOCHU International Inc.
99.1	Press release of the Company, dated July 12, 2013, announcing URI’s entry into the 2013 Supply Contract.